UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2022

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2022, EnerSys, by and through its subsidiary Alpha Technologies Services, Inc., terminated the legacy Employment Agreement, dated as of October 6, 2008, as amended, between Alpha Technologies, Inc. and Mr. Zogby, which was assumed in connection with the Alpha acquisition. Mr. Zogby will continue in his role as President, Energy Systems Global.

Also on December 28, 2022, Mr. Zogby and EnerSys entered into the standard severance letter agreement that EnerSys has customarily entered into with its other named executive officers, which provides severance benefits upon termination of employment in connection with a change in control. The severance letter agreement is for an initial three-year term that automatically renews thereafter for an additional one-year term thereafter unless either party gives their respective notice of intent not to renew. This agreement also provides that Mr. Zogby may not compete with EnerSys’ business or solicit any of its customers or employees for one year following his termination of employment for any reason.

Pursuant to the severance letter agreement, if EnerSys were to terminate the employment of Mr. Zogby without cause (as defined in the severance letter agreement) or if Mr. Zogby were to resign for good reason (as defined in the severance letter agreement) during the six-month period prior to a change in control (as defined in the severance letter agreement), and the termination was in connection with the change in control, or during the twenty-four month period after a change in control, EnerSys would be obligated to pay Mr. Zogby the following: (a) a lump sum cash payment equal to the sum of Mr. Zogby’s base salary then in effect, and his annual cash bonus at the target level then in effect for Mr. Zogby, (b) for a period of one year, payment of cost of coverage in excess of the amount Mr. Zogby would pay, as an active employee, for continued participation in EnerSys’ medical, dental and vision programs, but such payments would end when Mr. Zogby becomes eligible to participate in comparable programs of a subsequent employer, (c) full acceleration of vesting of outstanding equity awards, and (d) a pro-rata payment from EnerSys’ annual incentive plan for the fiscal year in which such termination occurs.

The foregoing descriptions are qualified by reference to the terms of the severance letter agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1	Severance Letter Agreement, dated December 28, 2022, between EnerSys and Andrew M. Zogby
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: December 28, 2022	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer